Exhibit 99.1

Multimedia Games, Inc.	PRESS RELEASE
For more information contact:
Uri Clinton	Joseph N. Jaffoni
General Counsel	Richard Land
Multimedia Games, Inc.	Jaffoni & Collins Incorporated
512-334-7500	212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES PURSUING RECOVERY OF LEGAL CHARITY BINGO EQUIPMENT REMOVED FROM FACILITY IN ALABAMA

AUSTIN, Texas, March 20, 2009 – Gaming technology developer and distributor Multimedia Games, Inc. (NASDAQ: MGAM) (“Multimedia”) reported today that it plans to pursue all available legal channels in order to recover Multimedia’s charity bingo equipment that was removed yesterday by Alabama officials from a facility in the state.  Multimedia plans to continue to operate its games in Alabama in accordance with state law while it is contesting these actions.  Multimedia has been operating charity bingo equipment in the Alabama charity market and has been proactive in ensuring that all of its charity bingo equipment complies with the applicable Constitutional amendments and all local regulations which authorize charity bingo.

Multimedia derived approximately $1.95 million of its fiscal 2008 revenue from its operations at the facility where the games were removed, representing less than 1.5% of the Company’s total fiscal 2008 revenue.

About Multimedia Games

Gaming technology developer and distributor, Multimedia, is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia has more than 17,000 gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  The Company also supplies the central determinant system for approximately 13,000 video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  Multimedia is focused on the further development of new gaming systems and products for the markets it currently serves as well as for new domestic and international market opportunities.  Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia's current expectations, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words "will," "expect," “project,” “anticipate,” “continue,” “intend,” “pursue,” "believe" or the negative or other variations thereof or comparable terminology as they relate to Multimedia and its products and markets are intended to identify such forward-looking statements. These forward-looking statements include, among other things, references to future actions, new projects, strategies, future performance, outcomes of contingencies and future financial results of either Multimedia or its customers.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the risk that this enforcement action will severely impair our operating results or the value of our assets in Alabama and the risk that this enforcement action may be expanded to other facilities running our games in Alabama; new management may have difficulty identifying or executing strategies to improve our operating results; the effects of local and national economic, credit and capital market conditions on the economy in general, and the gaming and tribal gaming industries in particular; changes in laws, including increased tax rates, regulations or accounting standards and future decisions of courts, regulators, and governmental bodies; and Multimedia’s ability to comply with restrictions contained in its credit facility.  Other important risks and uncertainties that may affect Multimedia’s business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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